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                                                                  Exhibit 10.1

                          CONTRACT FOR FUTURE SERVICES
                            GREAT PLAINS ETHANOL, LLC


         THIS CONTRACT FOR FUTURE SERVICES is made and entered into effective this 18th day of December, 2000, by and between Great Plains Ethanol, LLC (the "Owner") and Broin and Associates, Inc. ( the "Design/Builder"), Broin Management, LLC, ("Broin Management") Ethanol Products, LLC ("Ethanol Products"), Broin Enterprises, Inc. d/b/a Dakota Commodities ("Dakota Commodities"), and Broin Investments, LLC ("Broin Investments").

         WHEREAS, the Owner is pursuing financing, design, construction, and operation of a fuel ethanol plant to be located in Southeastern South Dakota (the "Plant"); and

         WHEREAS, the Owner is interested in contracting with a company to construct, manage and market products from the Plant; and

         WHEREAS, the Owner requires the services of the Design/Builder, Broin Management, Ethanol Products, Dakota Commodities and Broin Investments to assist in these areas.

         NOW THEREFORE, in consideration of mutual covenants contained herein, the parties agree as follows:

         AGREEMENT FOR DESIGN/BUILD SERVICES. The Owner and the Design/Builder agree that they will negotiate in good faith and sign a design/build contract. If the Owner does not obtain financing for construction of the Plant, or terms for the design/build contract cannot be reached, Design/Builder shall only be compensated for actual time spent and expenses incurred on the project. Design/Builder agrees to not construct an additional ethanol plant within a 35 mile radius of the Plant without the Owner's approval.

         AGREEMENT FOR MANAGING PARTNER SERVICES. The Owner and Broin Management agree that Broin Management will be the Managing Partner of the Ethanol Plant, and that language acceptable to both parties will be inserted in the Operating Agreement or other documents to the extent necessary to assign to Broin Management responsibilities for management of the Plant operations. Broin Management agrees that language will also be inserted in said documents assuring the owner quality management services.

         The cost of the Managing Partner Services will be $250,000 per year base fee adjusted annually for inflation, plus an annual bonus totaling 4% of Net Profits.


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         AGREEMENT FOR ETHANOL MARKETING SERVICES. The Owner and Ethanol
Product agree that Ethanol Products will market all ethanol produced at the Plant in accordance with the terms of an Ethanol Marketing and Services Agreement. Ethanol Products agrees that language also will be inserted in the Agreement to assure the Owner satisfactory prices for the sale of Owner's ethanol. Ethanol Products' marketing services will be provided for a fee of $.004 per gallon, and its administrative services will be provided for a fee of $.0025 per gallon, with the plant having responsibility for accounts receivable cost and risk.

         SALE OF DDGS. The Owner and Dakota Commodities agree that Dakota Commodities will market all DDGS produced at the Plant in accordance with the terms of an DDGS Marketing Agreement. Dakota Commodities agrees that language also will be inserted in the Agreement to assure the Owner satisfactory prices for the sale of Owner's DDGS. The fee for the DDGS marketing will be 2% of gross revenues (minimum $200,000/yr.) with the plant having responsibility for accounts receivable cost and risk.

         EQUITY CONTRIBUTION. Broin Management agrees to contribute $200,000 for 40 of Owner's Class C Capital Units. Broin Investments agrees to contribute $1,000,000 for 200 of Owner's Class B Capital Units. Owner grants Broin Investments an option to make an additional equity investment of up to $3,000,000 for Class C Capital Units during the first 75 days of the Owner's equity drive and an option to make additional capital contributions after the first 75 days of the equity drive until the maximum equity limit is reached at $22,500,000.

         BUSINESS PLAN. Broin Management has prepared a Business Plan for the construction and operation of an ethanol plant. Upon completion of the Owner's equity drive, Owner shall pay Broin Management $200,000 for preparation of the Business Plan.

         CONFIDENTIALITY. Owner recognizes that Design/Builder has and will have information regarding trade secrets, construction costs, designs, process technology and other vital information (collectively, "Information") which are valuable, special and unique assets of Design/Builder. Owner agrees that the Owner will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of the Design/Builder. Owner will protect the Information and treat it as strictly confidential. Notwithstanding anything to the contrary herein, Owner shall have no obligation to preserve the confidentiality of any information which: a) was previously known to Owner free of any obligation to keep it confidential, or
b) is or becomes publicly available by other than unauthorized disclosure by Owner, or c) is required to be disclosed in connection with a request pursuant to legal process. A violation by Owner of

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this paragraph shall be a material violation of the Agreement and will justify legal and/or equitable relief.

         ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

         AMENDMENT. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties.

         SEVERABILITY. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

         WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of limitation or that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

         APPLICABLE LAW. This Agreement shall be governed by the laws of the State of South Dakota.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date set forth above.


GREAT PLAINS ETHANOL, LLC           BROIN AND ASSOCIATES, INC.



By:  /s/ Darrin Ihnen                     By:      /s/ Jeff Broin
   -----------------------------             -----------------------------------
     Its: PRES                                     Its:  C.E.O.
         -----------------------                       -------------------------



                                                   BROIN MANAGEMENT, LLC



                                                   By:      /s/ Jeff Broin
                                                      --------------------------
                                                   Its: C.M.O.
                                                       -------------------------


                                                   BROIN ENTERPRISES, d/b/a
                                                            DAKOTA COMMODITIES



                                                   By:      /s/ Jeff Broin
                                                      --------------------------
                                                   Its: C.E.O.
                                                       -------------------------


                                                   ETHANOL PRODUCTS, LLC



                                                   By:      /s/ Jeff Broin
                                                      --------------------------
                                                   Its: CHAIRMAN
                                                       -------------------------